                                                Filed pursuant to Rule 424(b)(3)
                                                Reg. No. 333-37393


                     SUPPLEMENT NO. 3 DATED APRIL 24, 1998
                      TO PROSPECTUS DATED OCTOBER 24, 1997

                            RURAL/METRO CORPORATION

                              SELLING STOCKHOLDERS

     The following table sets forth (i) the name of the Selling Stockholders, who received the shares of Common Stock in connection with acquisitions by the Company, (ii) the number of shares of Common Stock of the Company beneficially owned by the Selling Stockholders as of April 22, 1998, and (iii) the number of shares of Common Stock which the Selling Stockholders may offer and sell pursuant to this Prospectus.

                                                                                   NUMBER OF SHARES
                                                  NUMBER OF SHARES                 OF COMMON STOCK
                                                  OF COMMON STOCK                WHICH MAY BE OFFERED
NAME                                                   OWNED          PERCENT      PURSUANT HERETO
----                                              ----------------    -------    --------------------
Horacio Artagaveytia and Jose Mateo Campomar....      293,148           2.1%           146,574

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(1) Includes shares held for the benefit of Alberto Fluerquin, Carlos Mezzera,
    Renato Ribeiro, Gervasio Reyes, and Carlos Arturo Delmiro Marfetan.